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                                                                    Exhibit 23.1


Exhibit to the Annual Report (Form 11-K) of the American Eagle Outfitters, Inc. Retirement Plan for the years ended December 31,1998 and 1997.




                         Consent of Independent Auditors




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-84796) pertaining to the American Eagle Outfitters, Inc. Stock Fund of the American Eagle Outfitters, Inc. Retirement Plan of our report dated June 25, 1999 with respect to the financial statements of the American Eagle Outfitters, Inc. Retirement Plan included in the Annual Report (Form 11-K) for the years ended December 31, 1998 and 1997.




Alpern, Rosenthal & Company
Pittsburgh, Pennsylvania
July 12, 1999